Exhibit 10.4

CHRISTOPHER & BANKS CORPORATION
NON-EMPLOYEE DIRECTOR DEFERRED STOCK PLAN
Plan Adopted October 15, 2008

1.             Purpose.  The purpose of the Plan is to provide an opportunity for non-employee members of the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) to voluntarily defer receipt of shares of common stock granted by the Company in connection with their performance of services as a director.  This will be accomplished by allowing each participating director to elect voluntarily to forego receipt of shares of common stock, par value $0.01 per share of the Company (“Common Stock”) in return for the right to receive shares of Common Stock at a later date (such right being referred to as a “Stock Unit”) pursuant to elections, if any, made by such director under this Plan.

2.             Relation to Stock Incentive Plans.  All Stock Units credited and shares of Common Stock issued pursuant to this Plan are subject to any applicable terms, conditions and restrictions of the 2006 Equity Incentive Plan for Non-Employee Directors, as amended from time to time (the “Equity Plan”), including, but not limited to, limitations on the number of shares of Common Stock available for issuance under this Plan, and any adjustments to prevent the dilution or enlargement of the rights of participating directors.

3.             Eligibility.  Each individual who is a member of the Board (a “Director”) and who is not also an officer or employee of the Company or its subsidiaries is eligible to participate in this Plan (an “Eligible Director”).

4.             Administration.  This Plan shall be administered by the Governance and Nominating Committee of the Board, or its successor (the “Committee”).  All questions of interpretation of this Plan shall be determined by the Committee, unless the Board makes such determination.  Each determination, interpretation or other action that the Committee (or the Board, as applicable) makes or takes pursuant to the provisions of this Plan shall be conclusive and binding for all purposes and on all persons.  Neither the Board, the Committee nor any member thereof shall be liable for any action or determination made in good faith with respect to this Plan.

5.             Deferred Stock Election.  Unless otherwise prohibited by the Committee or the Board (in its or their sole discretion), an Eligible Director may elect to defer receipt of shares of Common Stock granted to such Director in connection with his or her services as a Director in return for an equal number of Stock Units that represent the Company’s promise to issue such Common Stock at a later date, subject to the following:

5.1.          Manner of Making Deferral Elections.  A written election to defer receipt of Common Stock (a “Deferral Election”) shall be made on forms approved by the Committee or the Board and shall conform to such other procedural and substantive rules as the Committee or the Board shall make consistent with the terms of this Plan and the Equity Plan.  Deferral Elections must be made at such time as the Committee shall determine, which in all events shall be no later than the applicable deadlines described below.

(a)           In General.  A Deferral Election pertaining to shares of Common Stock may be made by timely delivering an election no later than December 31 of the calendar year immediately preceding the calendar year in which the Director commences the performance of services to which the shares relate.  Notwithstanding the foregoing, an individual who first becomes an Eligible Director during a calendar year (and has not previously been eligible to participate in this Plan or any similar plan that must be aggregated with this Plan for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) shall have 30 days after initial eligibility to make a Deferral Election, which shall apply only to shares of Common Stock granted with respect to services as a Director that are to be provided following the filing of such Deferral Election.  The Committee or the Board, in its discretion, may provide for an earlier filing deadline with respect to Deferral Elections.

(b)           Common Stock Subject to Forfeiture.  Notwithstanding the foregoing, if the Committee so authorizes, a Deferral Election pertaining to shares of Common Stock granted subject to a time-based forfeiture condition requiring the Eligible Director’s continued services for a period of at least twelve (12) months from the date of grant may be made by timely delivering an election no later than thirty (30) days after the grant date, and at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.  In all events, the forfeiture condition must create a “substantial risk of foreiture” (as that term is defined in Treasury regulations issued under Section 409A of the Code).

5.2.          Effect of Election.  Once a Deferral Election is made and accepted by the Committee, such election shall be irrevocable, except to the extent that the Committee or the Board, in its sole discretion, allows such election to be cancelled or modified prior to the applicable deadlines described in Section 5.1(a) and (b) above.  Deferral Elections are effective only with respect to the shares of Common Stock specified in the election, and such election shall not continue in effect for additional shares of Common Stock that may be granted in the future.  The Eligible Director must affirmatively make a new Deferral Election in order to defer receipt of any shares of Common Stock granted at a later date.

5.3.          Deferrals Credited to Deferred Stock Account.  An account shall be established for each Eligible Director who makes a Deferral Election (a “Deferred Stock Account”).  As of the date on which the shares of Common Stock would have been granted absent a Deferral Election, the Eligible Director’s Deferred Stock Account shall be credited with a number of Stock Units equal to the number of shares of Common Stock subject to the Eligible Director’s Deferral Election.  Notwithstanding the foregoing, if shares of Common Stock are first issued, and then an Eligible Director subsequently makes a timely Deferral Election in accordance with Section 5.1(b) above (i.e., in the case of a share issued subject to a vesting schedule greater than twelve (12) months measured from the date of grant), then, as of the date on which the deferral election is made, the shares shall be cancelled, and the Eligible Director’s Deferred Stock Account shall be credited with the number of Stock Units equal to the number of shares of Common Stock subject to the Deferral Election.  All Stock Units credited to the Eligible Director’s Deferred Stock Account shall remain subject to any forfeiture conditions applicable to the shares of Common Stock deferred.

5.4.          Dividend Equivalent Payments.  Subject to any applicable terms, conditions and restrictions required by the Equity Plan:

(a)           Each time a cash dividend is paid on shares of Common Stock, the Eligible Director shall receive a cash payment equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of Stock Units credited to the Eligible Director’s Deferred Stock Account on the dividend record date.  Such cash payment shall be made on the same dividend payment date as is set for shares of Common Stock.

(b)           Each time a dividend is paid on shares of Common Stock in property other than cash, the Eligible Director shall receive a credit of Stock Units to his or her Deferred Stock Account equal to either the number of shares of Common Stock (if a dividend is paid in shares of Common Stock) or that number of shares of Common Stock (rounded up to the nearest whole share) having a Fair Market Value on the dividend payment date (if a dividend is paid in property other than Common Stock) equal to the amount of the dividend that would have been payable on the number of shares of Common Stock equal to the number of Stock Units credited to the Eligible Director’s Deferred Stock Account on the dividend record date.  For purposes of converting dollar amounts into shares of Common Stock, “Fair Market Value” shall mean the per share closing price of the Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on the determination date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

6.             Receipt of Shares.

6.1.          Time of Receipt.  At the time of making the Deferral Election, each Eligible Director shall also specify in writing the time and manner of issuance of the shares of Common Stock subject to the Deferral Election.  The Eligible Director may elect to receive the deferred shares of Common Stock as soon as practicable after the following:  (i) his/her Separation from Service (as that term is defined in Section 6.4) with the Company; or (ii) on any date certain specified by the Director.  Notwithstanding the foregoing, if the Eligible Director incurs a Separation from Service prior to the date certain specified in his or her Deferral Election, issuance of the entire balance of the Director’s Deferred Stock Account shall commence upon Separation from Service.

6.2.          Manner of Receipt.  At the time of making the Deferral Election, each Eligible Director shall also specify whether the shares of Common Stock deferred pursuant to the Deferral Election shall be issued in a lump sum pursuant to Section 6.2(a), or in installments pursuant to Section 6.2(b).

(a)           Lump Sum.  Unless an Eligible Director elects to receive issuance of his or her shares of Common Stock in installments as described in Section 6.2(b), shares of Common Stock shall be issued within 60 days following the earlier of:  (i) the Eligible Director’s Separation from Service or (ii) such earlier date certain specified by the Director pursuant to Section 6.1.  All obligations under the Plan shall be made in shares of Common Stock, with one share of Common Stock issued for each vested Stock Unit, and any vested fractional Stock Unit shall be rounded up to the nearest whole share.

(b)           Installments.  An Eligible Director may elect to have his or her shares of Common Stock issued in consecutive annual installments commencing within 60 days following the earlier of:  (i) the Eligible Director’s Separation from Service or (ii) such earlier date certain specified by the Director pursuant to Section 6.1 (the “Distribution Event”).  Remaining installments shall be made within 60 days of each consecutive annual anniversary of the applicable Distribution Event.  All obligations under the Plan shall be made in shares of Common Stock, with one share of Common Stock issued for each vested Stock Unit, and any fractional vested Stock Unit shall be rounded up to the nearest whole share.  The amount of each installment shall be computed as the number of shares Common Stock issuable, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed three) minus the number of installments previously made.  Installments made prior to the final installment shall be rounded up to the nearest whole number of shares, and the final installment shall be for the whole number of remaining shares of Common Stock in the Director’s Deferred Stock Account.

6.3.          Change of Control.  Notwithstanding the foregoing, in the event of a Eligible Director’s Separation from Service within six months following a Change of Control, the the entire balance of the Director’s Deferred Stock Account shall be issued in a lump sum (notwithstanding any prior election to the contrary) to the Eligible Director, in whole shares of Common Stock (and any fractional Stock Unit shall be rounded up to the nearest whole share).  “Change of Control” means the occurrence of a “change in the ownership of the Company,” “change in effective control of the Company,” and/or a “change in the ownership of a substantial portion of the Company’s assets” as defined under Treasury Regulation § 1.409A-3(i)(5).

6.4.          Separation from Service.  For purposes of this Section 6, a “Separation from Service” shall mean a complete severance of a Director’s relationship as a director of the Company and all affiliates, if any, and as an independent contractor of the Company and all affiliates, if any, for any reason.   A Director may have a Separation from Service upon resignation as a director even if the Director then becomes an officer or employee.   Separation from Service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Code.  If an Eligible Director is a “specified employee” (as that term is defined under Section 409A of the Code), any shares of Common Stock that become issuable upon the Director’s Separation from Service shall be issued on the first day of the seventh month following such Separation from Service.

6.5.          Beneficiary Designation.  Each Eligible Director who elects to participate in this Plan may file with the Committee a notice in writing, on a form provided by the Committee, designating one or more beneficiaries to whom the distribution shall be made in the event of the Director’s death prior to receiving the entire distribution of the balance in the Eligible Director’s Deferred Stock Account.  If no beneficiary designation is made, or in the event that a beneficiary designated predeceases the Eligible Director, the distribution shall be made to the Director’s estate.

7.             Limitations.

7.1.          Service as a Director.  Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its stockholders to remove an Eligible Director from the Board.  Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company’s Board or its stockholders have retained or will retain an Eligible Director for any period of time or at any particular rate of compensation.

7.2.          Nonexclusivity of the Plan.  Nothing contained in this Plan is intended to effect, modify or rescind any of the Company’s existing compensation plans or programs (including, but not limited to, the Equity Plan) or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

8.             Plan Amendment, Modification and Termination.  The Board may suspend or terminate this Plan at any time.  The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests.  If there is a termination of the Plan with respect to all participants, the Board shall have the right, in its sole discretion, and notwithstanding any elections made by the participant, to amend the Plan to immediately issue all shares of Common Stock in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Code.

9.             Effective Date and Duration of the Plan.  This Plan shall become effective as of the date the Board approves this Plan and will continue until the earlier to occur of (i) the termination of the Plan by the Board or (ii) the termination of the Equity Plan in accordance with its terms.

10.           Participants Are General Creditors of the Company.  The Eligible Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any obligations owed to them pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company.  Any monies or other assets set aside to meet its obligations hereunder (there being no obligation to do so), the same shall be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Eligible Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

11.           Rights as Stockholder.  An Eligible Director shall have no rights as a holder of shares of Common Stock with respect to any Stock Units until the date the Eligible Director becomes the holder of record of shares of Common Stock that relate to such Stock Units.

12.           Miscellaneous.

12.1.        Securities Law and Other Restrictions.  Notwithstanding any other provision of this Plan or any Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities laws or other restrictions.

12.2.        Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with (i) the laws of the State of Delaware, without reference to the principles of conflicts of laws, and (ii) to applicable Federal securities laws.